                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            THE WENDT-BRISTOL HEALTH
                              SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                        22-1807533                                          3842
(State or other jurisdiction of             (I.R.S. Employer Identification No.)                 (Primary Standard Industrial
incorporation or organization)                                                                      Classification Number)

                         TWO NATIONWIDE PLAZA, SUITE 760
                              COLUMBUS, OHIO 43215
                                 (614) 221-6000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   THE PRENTICE-HALL CORPORATION SYSTEM, INC.
                                1013 CENTRE ROAD
                         WILMINGTON, DELAWARE 19805-1297
                                 (302) 998-0595
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
            AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
                                BECOMES EFFECTIVE
                     ---------------------------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act, check the following box.                                     [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                             [ ]

         If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                                [ ]



                         CALCULATION OF REGISTRATION FEE

                                                        Proposed                Proposed               Amount of
Title of Each Class of              Amount           Maximum Offering        Maximum Aggregate       Registration
Securities to be Registered      to be Registered     Price per Unit           Offering Price             Fee
---------------------------      ----------------     --------------           --------------             ---
Preferred Stock, Series 1,
  $1.00 par value per share,
  $20.00 stated value                385,000                $20                  $7,700,000              $2,280



          The registrant hereby amends this post-effective amendment to the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 29, 1998.



THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
(Registrant)

By: /s/ Marvin D. Kantor
   --------------------
      Marvin D. Kantor, Chairman of the Board



          Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement has been signed by the following persons in the capacities listed below October 29, 1998.


SIGNATURES                               CAPACITY
----------                               --------

/s/ Marvin D. Kantor                     Chairman of the Board; Director
----------------------------
Marvin D. Kantor

/s/ Sheldon A. Gold                      President (Principal Executive
----------------------------             Officer); Director
Sheldon A. Gold

Harold T. Kantor*                        Vice Chairman of the Board; Director
----------------------------
Harold D. Kantor

Reed A. Martin*                          Executive Vice President; Chief
----------------------------             Operating Officer; Director
Reed A. Martin

Paul H. Levine*                          Director
----------------------------
Paul H. Levine

Clemente Del Ponte*                      Director
----------------------------
Clemente Del Ponte

/s/ Charles R. Cicerchi                  Vice President of Finance; Principal
----------------------------             Accounting and Financial Officer
Charles R. Cicerchi

Gerald M. Penn*                          Director
----------------------------
Gerald M. Penn

          * The above-named directors of the registrant execute this post-effective amendment No. 1 to the registration statement by Sheldon A. Gold and Charles R. Cicerchi, their Attorneys-in-fact, pursuant to powers of attorney executed by the above-named directors and filed with the Securities and Exchange Commission as Exhibit 24 to the registration statement.


                                         By: /s/ SHELDON A. GOLD
                                            -----------------------------
                                                 Sheldon A. Gold

                                         By: /s/ CHARLES R. CICERCHI
                                            -----------------------------
                                                 Charles R. Cicerchi